EXHIBIT 7.2
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305 (B) (2) _____________

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
                -------------------------------------------------
               (Exact name of trustee as specified in its charter)

         NEW YORK                                       13-5691211
         --------                                       ----------
(State of Incorporation                                 ( I.R.S. employer
If not a U.S. national bank)                            Identification number)

         ONE LIBERTY PLAZA
         NEW YORK, N.Y.                                 10006
         --------------                                 -----
        (Address of principal                         (Zip code)
        Executive office)

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                                HUSKY ENERGY INC.
                                -----------------
               (Exact name of obligor as specified in its charter)

                                 ALBERTA, CANADA
                                 ---------------
         (State or other jurisdiction of incorporation or organization)


                      (I.R.S. employer identification no.)

                               707 8th Avenue S.W
                        CALGARY, ALBERTA, CANADA T2P 1H5
             (Address of principal executive offices) (Postal Code)

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                                 DEBT SECURITIES

                       (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. Federal Reserve Bank of New York 33 Liberty Street New York, N. Y. 10045

                  State of New York Banking Department
                  State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.


ITEM 2.  AFFILIATION WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.


ITEM 3.  Not applicable


ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:


         (a) Title of the securities outstanding under each such other indenture.

                           Husky Oil Limited
                           6.875% Senior Notes due 2003
                           7.125%  Senior Notes due 2006
                           7.550% Senior Notes due 2016
                           8.90% Capital Securities due 2028

                           Husky Terra Nova Finance Ltd.
                           8.45% Senior Secured Bonds due 2012

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

                           The trustee does not believe there is a default under the outstanding indenture securities. The ranking of the securities to be issued under this indenture will rank pari passu with the securities issued and outstanding under such other indentures.

ITEM 5 through ITEM 15.  Not applicable.


ITEM 16. LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit 1 -Copy of the Organization Certificate of the Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

         Exhibit 2 - Copy of the Certificate of Authority of the Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

         Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

         Exhibit 4 -Copy of the existing By-Laws of the Trustee.(Exhibit 4 to T-1 to Registration Statement No. 333-6688).

         Exhibit 5 -A copy of each indenture referred to in Item 4, if the obligor is in default.
                    Not Applicable.

         Exhibit 6 -The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

         Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of March 31, 2002

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of June, 2002.


                                   THE BANK OF NOVA SCOTIA TRUST
                                        COMPANY OF NEW YORK


                                   By:  /s/John F. Neylan
                                        ---------------------------------------
                                        John F. Neylan
                                        Secretary

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The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York          10006
State            Zip Code

FDIC Certificate Number

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                              Dollar Amounts in Thousands   RCON     Bil    Mil      Thou
                                                                                          ---------------------------------------
ASSETS.
   1.  Cash and balances due from depository institutions (from Schedule RC-A):
       a. Noninterest-bearing balances and currency and coin 1 ..........................   0081                      660  1.a.
       b. Interest-bearing balances 2 ...................................................   0071                     1770  1.b.
   2.  Securities
       a. Held to maturity securities (from Schedule RC-B, column A) ....................   1764                     1217  2.a.
       b. Available-for-sale securities (from Schedule RC-B, column D) ..................   1773                        0  2.b.
   3.  Federal funds sold and securities purchased under agreements to resell:
       a. Federal funds sold ............................................................   B987                        0  3.a.
       b. Securities purchased under agreements to resell 3 .............................   B989                    13000  3.b.
   4.  Loans and lease financing receivables (from Schedule RC-C):
       a. Loans and leases held for sale ................................................   5369                        0  4.a.
       b  Loans and leases, net of unearned income ..................................       B528                        0  4.b.
       c. LESS:  Allowance for loan and lease losses ................................       3123                        0  4.c.
       d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)       B529                        0  4.d.
       .....................
   5.  Trading assets (from Schedule RC-D)...............................................   3545                        0  5.
   6.  Premises and fixed assets (including capitalized leases) .........................   2145                        0  6.
   7.  Other real estate owned (from Schedule RC-M) .....................................   2150                        0  7.
   8.  Investments in unconsolidated subsidiaries and associated companies (from            2130                        0  8.
       Schedule RC-M)
   9.  Customers' liability to this bank on acceptances outstanding .....................   2155                        0  9.
  10.  Intangible assets:
       a. Goodwill ......................................................................   3163                        0  10.a.
       b. Other intangible assets (from Schedule RC-M) ..................................   0426                        0  10.b.
  11.  Other assets (from Schedule RC-F) ................................................   2160                      143  11.
  12.  Total assets (sum of items 1 through 11) .........................................   2170                    16790  12.


1.  Includes cash items in process of collection and unposted debits.
2.  Includes time certificates of deposit not held for trading.
3.  Includes all securities resale agreements, regardless of maturity.

                                                              Dollar Amounts in Thousands   RCON     Bil    Mil      Thou
                                                                                          ------------------------------------------
LIABILITIES
13.     Deposits:
        a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E) ...    2200                    3392   13.a.
            (1)  Noninterest-bearing 1...............................                        8631                    3361   13.a.(1)
            (2)  Interest bearing ...................................                        8636                      31   13.a.(2)
        b . Not applicable
14.     Federal funds purchased and securities sold under agreements to repurchase
        a.  Federal funds purchased 2 ...................................................    B993                       0   14.a.
        b. Securities sold under agreements to repurchase 3 .............................    B995                       0   14.b.
15.     Trading liabilities (from Schedule RC-D) ........................................    3548                       0   15.
16.     Other borrowed money (includes mortgage indebtedness and obligations under
        capitalized leases) (from Schedule RC-M) ........................................    3190                       0   16.
17.     Not applicable
18      Bank's liability on acceptances executed and outstanding ........................    2920                       0   18.
19      Subordinated notes and debentures 4 .............................................    3200                       0   19.
20.     Other liabilities (from Schedule RC-G) ..........................................    2930                     228   20.
21.     Total liabilities (sum of items 13 through 20)...................................    2948                    3620   21.
22      Minority interest in consolidated subsidiaries ..................................    3000                       0   22.
EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus ...................................    3838                       0   23.
24.     Common stock ....................................................................    3230                    1000   24.
25.     Surplus (exclude all surplus related to preferred stock) ........................    3839                   10030   25.
26.     a.  Retained earnings ...........................................................    3632                    2140   26.a.
        b  Accumulated other comprehensive income 5 .....................................    B530                       0   26.b.
27.     Other equity capital components 6 ...............................................    A130                       0   27.
28.     Total equity capital (sum of items 23 through 27) ...............................    3210                   13170   28.
29.     Total liabilities, minority interest, and equity capital (sum of Items 21, 22,       3300                   16790   29.
        and 28) .........................................................................
                                                                                          ------------------------------------------

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
   external auditors as of any date during 2001 .................................................       RCON      Number  M.1
                                                                                                        6724        1

1 = Independent audit of the bank conducted in accordance with          5 = Directors' examination of the bank performed by other
    generally accepted auditing standards by a certified public              external auditors (may be required by state chartering
    accounting firm which submits a report on the bank                       authority)
2 = Independent audit of the bank's parent holding company              6 = Review of the bank's financial statements by external
    concluded in accordance with generally accepted auditing                 auditors
    standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the                   7 = Compilation of the bank's financial statements by
    effectiveness of the bank's internal control over financial              external auditors
    reporting by a certified public accounting firm
4 = Directors examination of the bank conducted in accordance           8 = Other audit procedures (excluding tax preparation work)
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)
                                                                        9 = No external audit work


1. Includes total demand deposits and noninterest-bearing time and savings deposits.
2. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
3.  Includes all securities repurchase agreements, regardless of maturity.
4.  Includes limited life preferred stock and related surplus.
5. Includes not unrealized holding gains (losses) on available-for-sale securities accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments. 6. Includes treasury stock and unearned Employee Stock Ownership Plan shares.